UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2021

CALIX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2777 Orchard Parkway, San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

(408) 514-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.025 per share	CALX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).  ☐

Item 2.02     Results of Operations and Financial Condition.

On January 27, 2021, the Company issued a press release announcing it has publicly disseminated a stockholder letter with its financial results for the fourth quarter ended December 31, 2020. The press release is attached hereto as Exhibit 99.1. The stockholder letter, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference, includes reference to the non-GAAP measures of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income (loss), non-GAAP net income per diluted common share and non-GAAP free cash flow. These non-GAAP measures are provided to enhance the reader’s understanding of the Company’s operating performance as they primarily exclude restructuring charges, non-cash charges for stock-based compensation, component inventory accrual associated with our reduction and consolidation of legacy product lines, intangible asset amortization, U.S. tariff and tariff-related costs and loss on asset retirement, which the Company believes are not indicative of its core operating results. Management believes that the non-GAAP measures used in this stockholder letter provide investors with important perspectives into the Company’s ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable U.S. GAAP results is contained in tabular form in Exhibit 99.2. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (c) Resignation and Appointment of Officers

On January 26, 2021, the Company promoted and appointed Michael Weening, age 52, to the position of President and Chief Operating Officer of the Company effective January 27, 2021. In connection with Mr. Weening’s appointment, Carl Russo, age 64, resigned his role as President effective January 27, 2021 and will continue to serve as Chief Executive Officer of the Company.

Mr. Weening joined Calix in June 2016 and previously served in executive roles as the Company’s Executive Vice President, Chief Operating Officer since August 2020; as Executive Vice President, Global Operations from January 2019 until August 2020; as Executive Vice President, Field Operations from July 2018 until January 2019; as Executive Vice President, Sales and Marketing from November 2016 until June 2018; and as Executive Vice President, Sales from June 2016 until November 2016. Prior to joining Calix, Mr. Weening served as Senior Vice President, Global Customer Success and Services, Commercial Business of salesforce.com, inc.

There is no arrangement or understanding between Mr. Weening and any other persons pursuant to which Mr. Weening was selected as an officer, and there are no related party transactions involving Mr. Weening that are reportable under Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

A copy of the Company’s press release, dated January 27, 2021, announcing the promotion and appointment of Mr. Weening is furnished as Exhibit 99.3 hereto and is incorporated by reference herein.

The information contained in Item 7.01 and the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 27, 2021, announcing fourth quarter 2020 financial results.
99.2	Stockholder Letter dated January 27, 2021 announcing financial results of the Company.
99.3	Press Release, dated January 27, 2021, announcing the promotion and appointment of Michael Weening.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 27, 2021	CALIX, INC.

		By:	/s/ Cory Sindelar
Cory Sindelar
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated January 27, 2021, announcing fourth quarter 2020 financial results.
99.2	Stockholder Letter dated January 27, 2021 announcing financial results of the Company.
99.3	Press Release, dated January 27, 2021, announcing the promotion and appointment of Michael Weening.
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